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                                             Financial Statement 2-A


          New England Electric System and Subsidiaries
                  Consolidated Balance Sheets
                      At December 31, 1996
                     (thousands of dollars)

                                                                  1996
                                                            ----------
Assets
Utility plant, at original cost                             $5,692,956
Less accumulated provisions for depreciation
 and amortization                                            1,853,003
                                                            ----------
                                                             3,839,953
Net investment in Seabrook 1 under
 rate settlement (Note A)
Construction work in progress                                   56,652
                                                            ----------
   Net utility plant                                         3,896,605
                                                            ----------
Oil and gas properties, at full cost (Note A)                1,286,661
Less accumulated provision for amortization                  1,081,940
                                                            ----------
   Net oil and gas properties                                  204,721
                                                            ----------
Investments:
Nuclear power companies, at equity (Note D)                     47,902
Other subsidiaries, at equity                                   40,124
Other investments                                               96,399
                                                            ----------
   Total investments                                           184,425
                                                            ----------
Current assets:
Cash                                                             8,477
Accounts receivable, less reserves
 of $18,702 and $18,308                                        262,103
Unbilled revenues                                               59,093
Fuel, materials, and supplies, at average  cost                 74,111
Prepaid and other current assets                                85,096
                                                            ----------
   Total current assets                                        488,880
                                                            ----------
Deferred charges and other assets (Note B)                     448,620
                                                            ----------
                                                            $5,223,251
                                                            ----------
Capitalization and liabilities
Capitalization (see accompanying statements):
Common share equity                                         $1,685,417
Minority interests in consolidated
 subsidiaries                                                   46,293
Cumulative preferred stock of subsidiaries                     126,166
Long-term debt                                               1,614,578
                                                            ----------
   Total capitalization                                      3,472,454
                                                            ----------
Current liabilities:
Long-term debt due within one year                              79,705
Short-term debt                                                145,050
Accounts payable                                               148,592
Accrued taxes                                                   14,911
Accrued interest                                                27,494
Dividends payable                                               37,276
Other current liabilities (Note F)                             109,582
                                                            ----------
   Total current liabilities                                   562,610
                                                            ----------
Deferred federal and state income taxes                        750,929
Unamortized investment tax credits                              91,936
Other reserves and deferred credits                            345,322
Commitments and contingencies (Note D)                      ----------
                                                            $5,223,251
                                                            ----------
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The accompanying notes are an integral part of these consolidated financial statements.